thermogenesis

Exhibit 99.1

Filed by: ThermoGenesis Corp.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: ThermoGenesis Corp.
Commission File No.: 000-16375

Critical Limb Ischemia

Phase 1b Results

Jan 2014

Clinical Trials.gov Notifier: NCT01472289
Safety and Efficacy of Autologous Bone Marrow Mononuclear Cells in Patients With Severe Critical Limb Ischemia

TotipotentRX™

Forward Looking Statements

This presentation, including any comments made during or following the presentation, may contain forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These statements may relate to, but are not limited to: expectations regarding the safety or efficacy of, or potential applications for TotipotentRX's and ThermoGenesis' adult stem cell technologies; expectations regarding the strength of the ThermoGenesis' intellectual property, the timeline for ThermoGenesis' regulatory approval process, and the scalability and efficiency of potential therapies presented; expectations about either Company's ability to grow its business and statements regarding its relationships with each other and future benefits of those relationships; statements concerning the proposed merger, timing of the merger, and potential value to be recognized from such a merger; statements concerning ThermoGenesis' share price or potential market capitalization. Actual results may differ from the results anticipated in these forward-looking statements, and the differences may be material and adverse. Factors and risks that may cause TotipotentRX's and or ThermoGenesis' actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements, include, without limitation: risks inherent in the development and commercialization of potential products; uncertainty of clinical trial results or regulatory approvals or clearances; government regulation; the need for future capital; dependence upon collaborators; and protection of our intellectual property rights, among others. Accordingly, you should not place undue reliance on these forward-looking statements. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward-looking statements is set forth under the caption "Risk Factors" in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

Trial Collaborators

Cell Processing Technology

thermogenesis

ThermoGenesis Corp.
[NASDAQ: KOOL]

Clinical Care

Fortis

Fortis Healthcare
[NSE: FORTIS]

TotipotentRX Overview

Private California-based cellular therapy research and development organization (www.totipotentrx.com), developing rapid bedside autologous cellular therapies for cardiovascular and orthopedic indications.











Capabilities

- Therapeutic Development (Cellular Products)
- R&D, CRO, Bio-banking, and Cell Manufacturing
- Bone Marrow Transplant Program

Infrastructure

- Embedded in *New* 1000 Bed Clinical Facility
- GMP Class 10,000 Cell Mfg. & Expansion Suites
- Diagnostics, Cryogenics & Advanced Imaging

CLI Overview

Critical limb ischemia (CLI) is a severe blockage in the arteries of the lower extremities, which markedly reduces blood-flow. It results in severe pain in the feet or toes, even while resting. Complications of poor circulation can induce sores and wounds that don't heal in the legs and feet. Left untreated, the complications of CLI will result in amputation of the affected limb.

Grade 0
Category: 0 & 1
- **Asymptomatic**
  No hemodynamically occlusive disease
- **Mild Claudication**

Grade 1
Category: 2 & 3
- **Moderate** Claudication
- **Severe Claudication**

Grade 2
Category: 4
- Ischemic rest pain

Grade 4
Category: 5 & 6
- **Necrosis and/or gangrene of the limb**
- **Tissue Loss**
  Minor (ulcer of the digits)
  Major (limb non-salvagable)

Fontaine Scale (Grade 1-4), Rutherford Scale (Category 0-6)


Common illiac Artery
External illiac Artery
A Normal Artery
B Atherosclerotic Artery
Femoral Artery
Normal Blood Flow
Artery wall
Popliteal Artery
Deceased Blood Flow
Plaque
Artery cross-section
Anterior Tibial Artery
Posterior Tibial Artery
Narrowed Artery

Source: www.nhlbi.nih.gov/heath/heath-topics/topics/pad/

CLI Statistics - Worldwide

Critical Limb Ischemia
1 year prognosis


50%
25%
25%
Alive with 2 limbs
Amputation
Cardio Mortality

Target Market Statistics


USA
Europe
India

	USA	Europe	India
Population with CLI (PAD)	1-2M[1]	3M[2]	3M (20M)[3]
Annual Diagnosis (Amputations)	100K (200K)[4]	375K-750K[5]	(850K)[6]

[1]Norgren L. et.al, Eur J. Vasc. Endovasc. Surg., 2007, [2]The Sage Group, 2010, [3]The Sage Group, 2009, [4]Baser, ISPOR, [5]Peach et.al. *BMJ 2012;345*, [6]Kumar et al. J. Diabetic Foot Complications, 2012

Proposed Mechanism of Action

Bone marrow progenitor cell concentrate



Reduced Blood Flow
Hypoxic tissue
Plaques
Resident Progenitor Cells
pO2
HIF-1
VEGF
MCP-1
SDF-1
pO2
• Upregulation of Pro-Angiogenic Factors
Cell Preparation Protocol (CLIRST)
Intramuscular Injection
Hypoxic tissue
Resident & BM Progenitor Cells
• Recruitment of EPCs
• Secretion of Proteases & Angiogenic Factors by BM Progenitor Cells
Neovascularization
• Disruption of Basement Membrane
• Sprouting Angiogenesis into Capillary-like Tunnels

In Brief:

- Reduced blood flow results in hypoxia
- Stabilization of HIF-1
- Reduced number of circulating EPC in CLI
- IM delivery of CLIRST cell product
- Homing of BM progenitor cells to hypoxic tissue
- Secretion of proteases, enzymes, GFs (i.e. VEGF, bFGF, PDGF, IGF) to begin neovascularization

TotipotentRX™

CLIRST Technology

60 Minute Procedure & Integrated Kit



60
Minutes
Smart Cell Selection
Surgwerks™ CLI
Collect Cells
Single OR Visit
Patented Technologies
Verify Cell Dose
Integrated Technology
Implant

TotipotentRX™

CLIRST Study Design

Investigational Product:	Autologous Bone Marrow Mononuclear Cells (BM-MNC)
Indication Studied:	*Non-Reconstructable Critical Limb Ischemia (CLI)*
Objective:	*To evaluate the safety and efficacy of autologous BMMNCs in CLI patients*
Number of patients:	*17 (22 were screened)*
Study Duration:	*Approximately 2.5 years*
Patient Population:	Patients suffering from end stage IV and V Rutherford Classification and stage IV Fontaine Classification of CLI, in whom all previous therapeutic strategies had failed (e.g. surgical revascularization), and who had no-option other than going ahead for an amputation

TotipotentRX™

Inclusion / Exclusion Criteria

Inclusion Criteria

- Patients with chronic and Critical Limb Ischemia with Rutherford Category IV & V, and Fontaine IV
- Patients failed basic conservative and standard revascularization treatment (surgical / endovascular)
- Major amputation recommended patients due to life threatening PAD
- ABI $\leq$ 0.6 and $TcPO_2 \leq$ 35 mm Hg
- Subjects who understood the study and duly signed the ICF

Exclusion Criteria

- Advanced CLI characterized by extensive tissue loss or gangrene (Rutherford Category VI)
- CLI patient requiring amputation proximal to trans-metatarsal level
- Subjects with poorly controlled Diabetes Mellitus
- Life expectancy of less than one year
- Pregnant or lactating females
- Severe congestive heart failure (NYHA stage IV) or left ventricular ejection fraction $\leq$ 35% with cerebrovascular accident within last 6 months
- Subjects contraindicated for CT Angiogram
- Subjects already enrolled in another investigational drug/stem cell clinical trial or completed such trial in last 3 months
- Subjects having moderate or severe COPD with GOLD classification
- Hb<10gm%; Serum creatinine $\geq$ 2.0 mg%; Serum total bilirubin $\geq$ 2.0 mg%; HbA1c > 8.0%

TotipotentRX™

Trial Results: Safety Data (AE/SAEs)

All patients tolerated 40 sites of intramuscular doses of bone marrow progenitors cells - total dose of $8x10^8 \pm 3.65$

- *Minor to moderate pain/discomfort for 8 h post implant expected and was clinically managed*

7 AE/SAEs were observed (all unrelated to the treatment)

- *5 were expected and not related to the treatment*
  - *3 major amputations*
  - *2 minor amputations*
- *2 were unexpected and not related to the treatment*
  - *1 death due to cardiac arrest at day 121*
  - *1 death due to sudden death at day 190*



Safety In Brief:

- 8×10^8 TNCs Infused & Well Tolerated
- All AE/SAEs were concluded to be unrelated to the therapy
- All AE/SAEs were concluded natural course of disease

Trial Results: Major Amputation Rate & Limb Salvage



Kaplan Meier Plot For Major Amputation Free Survival
Probability Of Survival
1.00
0.75
0.50
0.25
0.00
0.0
2.5
5.0
7.5
10.0
12.5
15.0
Duration (Months)
Rate (%)
100
80
60
40
20
0
N- 12
n=3
Limb Salvage
Major Amputation
Patient Population (n=17)
Legend:
Product-Limit Estimate Curve
Censored Observations

Efficacy In Brief:

- 82.4% mAFS; CI=95% 14 of 17 ITT patients major limbs were salvaged

TotipotentRX™

Trial Results: Total Amputation Free Survival


Kaplan Meier Plot For Total Amputation Free Survival
1.00
0.75
0.50
0.25
0.00
Probability Of Survival
0.0
2.5
5.0
7.5
10.0
12.5
15.0
Duration (Months)
80
60
40
20
0
Rate (%)
n=14
n=3
n=2
Patient Population (n=17)
Amputation Free Survival
Major Amputation
Minor Amputation
Legend:
Product-Limit Estimate Curve
Censored Observations

Efficacy In Brief:

- 70.6% AFS; CI = 95%
- 12 of 17 ITT Patients Limbs (Total) Salvaged
- Surviving with a healthy leg significantly improves the quality of life, thus reducing the mortality and co-morbidity rates

TotipotentRX™

Trial Results: Blood Flow & Oxygenation


Transcutaneous Oxygen Pressure (TcPO2)
Ankle Brachial Index (ABI)
12 Months
6 Months
3 Months
1 Month
Baseline
Visits
45 40 35 30 25 20 15 10 5 0
0 0.2 0.4 0.6 0.8 1.0
Average TcPO2 (mmHg)
Average ABI

Analytics In Brief:

TcPO2 Values (Left bars)

- Normal – 48 mm Hg ± 12 (Masaki *et al*)
- Patients averaged 14.66 mm Hg ± 6.92 on enrollment
- 14 patients improved to 35.75 mm Hg ± 17.04, p=0.0032 within 12 months

ABI values (Right bars)

- Normal - 0.9 to 1.2
- All patients averaged 0.51 ± 0.09 on enrollment
- A significant improvement was seen at six months i.e. 0.88 ± 0.25, p=0.0003.

Trial Results: Pain Scores



Intermittent Claudication VAS Score
0
1
2
3
4
5
6
7
8
9
Rest Pain Score
0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
Baseline
1 Month
3 Months
6 Months
12 Months
Visits

Minimizing agonizing pain experienced by CLI patients without use of narcotics is a significant goal

Clinical In Brief:

Claudication (Left Axis)

- Claudication Pain (walking) reduced by 97%
- Baseline VAS score 7.8 ± 0.97 on enrollment (on a scale of 0-10)
- 12 month VAS score 0.2 ± 0.58, *p=0.0005*

Rest Pain (Right Axis)

- Rest Pain reduced from moderate/severe on enrollment to no pain at 12 months
- Baseline pain score of 2.8 ± 0.80 (on a scale of 0-3)
- 12 month score of 0.0, *p=0.0010*

TotipotentRX™

Trial Results: Six Minute Walk Test


Six Minute Walk Test
Number of Subjects
14
12
10
8
6
4
2
0
250
200
150
100
50
0
Meters
Baseline
1 Month
3 Months
6 Months
12 Months
Follow-Up Period
Able to Walk
Not Able to Walk
Patient Withdrawal
Missing
Walking Distance
(Mean with 95% CI)

Improving patient' s walking distance can significantly enhance the quality of life

Clinical In Brief:

No. of Subjects (Left Axis)

Walk Distance (Right Axis)

Enrollment:

Mean = 14.5M

12 Patients Unable to walk / 2 could walk ≈<35M

12 Months:

Mean = 140.6M

P= 0.0039

9 Patients Can Walk ≈>150M / 3 Patients Unable to walk

TotipotentRX™

Trial Results: Wound Closure



Clinical Examination of Ulcer, Gangrene, and Other Skin Changes
Number of Subjects
0
2
4
6
8
10
12
Baseline
1 Month
3 Months
6 Months
12 Months
Follow-Up Period
Ulcer & Gangrene
Ulcer, No Gangrene
No Ulcer, Gangrene
Wound Only
No Ulcer & No Gangrene
Patient Withdrawl
Missing

Improving blood flow to the limb, improves healing of wounds, ulcers and gangrene

Clinical In Brief:

(Y- Axis): No. of Subjects

(X- Axis): Follow-up period

Enrollment:

- 3 patients w/o ulcer or gangrene;
- 11 with soft tissue pathology

12 Months:

- All 12 patients finishing the study had no ulcers or gangrene

TotipotentRX™

Evidence of Vasculogenesis


Pre-intervention


Post-intervention

CT Angiography
Example of One Patient **:**

Distal Thigh (P=0.01)

Proximal Leg (P=0.03)

Quantitative Results In Brief:

- Analysis (proof) of collateral vessel improvement in treated leg
- Vasculogenesis was documented originating from the distal thigh and proximal leg

Vasculogenesis: Verified Revascularization

CT-Angiograms – Qualitative and Quantitative analysis by an Independent Core Lab.

	Category (No. of Collaterals)			Grade (Size of Collateral Vessels)		
Vessel	Pre-Intervention mean (SD)	Post-Intervention mean (SD)	p Value	Pre-Intervention mean (SD)	Post-intervention mean (SD)	p Value
Proximal thigh	0.42 (0.793)	0.75 (1.055)	0.1250	0.58 (1.165)	1.00 (1.348)	0.2500
Mid thigh	**0.58 (0.793)**	**1.25 (1.357)**	**0.0547**	0.58 (0.793)	1.17 (1.193)	0.1563
Distal thigh	**0.42 (0.669)**	**1.42 (1.311)**	**0.0156**	**0.33 (0.492)**	**1.33 (1.155)**	**0.0156**
Proximal leg	**0.25 (0.622)**	**1.08 (1.084)**	**0.0313**	0.17 (0.389)	1.08 (1.165)	0.0625
Mid leg	0.33 (0.778)	0.67 (1.073)	0.5000	0.25 (0.622)	0.42 (0.669)	0.7500
Distal leg	0.42 (0.996)	0.42 (0.996)	>0.9999	0.25 (0.622)	0.25 (0.622)	>0.9999

Category 0= No collateral vessels, Category 1= 1-3 collateral vessels, Category 2 = 4-7 collateral vessels; Category 3 = >=8 Collateral Vessels
Grade 0 - No collateral vessels, Grade 1 - <=5 Small, Grade 2 - >5 Small, Grade 3 - <=5 large +- Small, Grade 4 - >5 large +- Small

Quantitative Results In Brief:

- Collateral Vessel numbers improved
- Distal Thigh at enrollment scored a mean of 0.58 ± 0.793 and improved to 1.42 ± 1.311, *p=0.0156*
- Proximal Leg at enrollment scored a mean of 0.25 ± 0.622 and improved to 1.08 ± 1.084, *p=0.0313*
- Collateral Vessel size improved
- Distal thigh at enrollment scored a mean of 0.33 ± 0.492 and improved to 1.33 ± 1.155, *p=0.0156*

TotipotentRX™

Study Conclusions

The CLIRST achieved both the primary (safety) and secondary endpoints (efficacy)

Safety

- No AE' s or SAE' s related to the treatment
- No change in retinal vascularization

Efficacy

- 82.4% major limb salvage, thus improving quality of life
- Revascularization of the leg
    - *Collateral vessel growth (number and size)*
    - *Improved ABI and TcPO2 values*
- Significant reduction in pain both at rest and walking
- Improved ability to walk (distance)
- Reduction/elimination of ulcers/wounds and gangrene

Safety Endpoints Achieved

Significant Clinical Improvement in:

- ***Quality of Life***
    - ***Leg salvage***
    - ***Pain reduction***
    - ***Wound healing***

Next Steps

Submit an **IDE-PMA** application for **Phase II/III** by Q2 2014

- USA
- India
- UK

Targeted Approvals:

- USA
- India

Participant Recognition

Primary Investigator:	**Dr. Suhail Bukhari, MBBS, DNB – Head, Vascular Surgery, Fortis Escorts Heart Institute**
Scientific Investigators:	Dr. Venkatesh Ponemone, Ph.D., FACG, TotipotentRX Dr. Vijay Kumar, Ph.D., ThermoGenesis
Sub Investigators:	Dr. Ashok Seth, MD, FRCP, FACC Dr. Upendra Kaul, MD, DM, FACC
Study Chair:	Kenneth Harris
Study Director:	Dr. Venkatesh Ponemone, Ph.D.
Study Staff:	Dr. Sanjay Basumatary, MBBS, Dr. Dalip Sethi, Ph.D., Priya Arambam, MSc, Nung shi, RN, Ishita Agarwal, MSc, Smriti Asthana, MSc, Srikanth Boga, MSc,
Study Location:	Fortis Escorts Heart Institute and Research Centre (New Delhi)
Laboratories:	Fortis Escorts Heart Institute (Routine Testing) Religare SRL Laboratory (Cell Product Analysis) Reliance Life Sciences (Potency Assays)
Radiology:	Fortis Escorts Heart Institute and Research Centre (New Delhi)
Radiology Core Lab:	FACTS Foundation (New Delhi and Fort Wayne, Indiana)
CRO Data Analysis:	GVK Biosciences

Non-Solicitation

This presentation and the information contained herein shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale, purchase or exchange of securities in any jurisdiction in which such offer, solicitation, sale, purchase or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

In connection with the merger, ThermoGenesis has filed a registration statement (including a prospectus) on Form S-4 (File No. 333-19210) with the Securities and Exchange Commission. Holders of ThermoGenesis Common Stock and TotipotentRX Corporation common stock are urged to read the proxy statement/prospectus/consent solicitation and any other relevant documents because it contains important information about ThermoGenesis, TotipotentRX and the merger. A proxy statement will be sent to holders of our Common Stock and a proxy statement/prospectus/consent solicitation will be sent to holders of TotipotentRX Corporation common stock. The proxy statement/prospectus/ consent solicitation and other documents relating to the proposed merger can be obtained free of charge from the SEC's website at www.sec.gov. These documents can also be obtained free of charge from ThermoGenesis upon written request to ThermoGenesis, Investor Relations, 2711 Citrus Road Rancho Cordova, CA 95742. ThermoGenesis and its directors and executive officers may be deemed to be participants in ThermoGenesis' solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the participants and their security holdings can be found in ThermoGenesis' proxy statement/prospectus/consent solicitation and Form 10-K for the year ended June 30, 2013, as amended, which are available from the SEC.

Thank You